Filed with the Securities and Exchange Commission on March 14, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.    ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-253036. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

THIS REGISTRATION SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed for the sole purpose of registering additional interests in the Registrant’s Structured Investment Option® available under the Structured Capital Strategies® 16 contracts (“contracts”). The Registrant is registering an additional $740,000,000.00 of securities equal to no more than 20% of the securities eligible to be sold under the Registrant’s prior Registration Statement for the contracts. The contents of such prior Registration Statement (File No. 333-253036) are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

(5)	Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

(23)	Consent of independent registered public accounting firm, filed herewith.

(24)	Powers of Attorney, filed herewith.

(Ex-107)	Filing Fees Table, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 14 day of March, 2022.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal Daniel G. Kaye	Joan Lamm-Tennant Kristi Matus Mark Pearson	Bertram Scott George Stansfield Charles G.T. Stonehill

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

March 14, 2022